UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2022

KnowBe4, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue
Clearwater,	Florida	33755
(Address of Principal Executive Offices)		(Zip Code)
(855) 566-9234
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.
Mitnick Support Agreement
As previously disclosed, on October 11, 2022, KnowBe4, Inc. (“KnowBe4”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oranje Holdco, LLC (“Parent”) and Oranje Merger Sub, Inc. (“Merger Sub”). Parent and Merger Sub are each affiliates of Vista Equity Partners Management, LLC (“Vista”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into KnowBe4 (the “Merger”), with KnowBe4 surviving the Merger and becoming a wholly owned subsidiary of Parent.
On December 8, 2022, KnowBe4 entered into a support agreement (the “Mitnick Support Agreement”) with Kevin Mitnick, as trustee for the Mitnick Family Trust dated 8/31/20 (Mr. Mitnick and such trust, “Mitnick”), pursuant to which Mitnick agreed to, among other things, (i) vote all of the shares of KnowBe4’s Class A common stock and Class B common stock beneficially owned by Mitnick (constituting 9.2% of the outstanding voting power as of December 5, 2022) (the “Mitnick Shares”) in favor of the Merger, subject to certain terms and conditions contained in the Support Agreement. The Mitnick Support Agreement does not provide for a “roll over” of the Mitnick Shares or the purchase of equity in Parent, and it also does not obligate Mitnick to convert any of the Mitnick Shares from Class B common stock to Class A common stock. There are no restrictions on the ability of Mitnick to transfer any of the Mitnick Shares while the Mitnick Support Agreement is in effect. The Mitnick Support Agreement may be terminated by Mitnick following the public announcement of certain proposals to acquire KnowBe4, subject to certain limitations as described in the Mitnick Support Agreement, and will automatically terminate on December 31, 2023, if it has not already terminated pursuant to its terms.
The foregoing description of the Mitnick Support Agreement is qualified in its entirety by reference to the full text of the Mitnick Support Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retention Bonuses for Lars Letonoff and Bob Reich
On December 2, 2022, the Compensation Committee of the KnowBe4’s Board of Directors approved awards of cash retention bonuses (the “Retention Bonuses”) to Bob Reich, KnowBe4’s Chief Financial Officer, and Lars Letonoff, KnowBe4’s Co-President and Chief Revenue Officer, each in the amount of $1,375,000. Fifty percent (50%) of each Retention Bonus will be vest and become payable upon the closing of the Merger, and fifty percent (50%) of each Retention Bonus will vest and become payable ninety (90) days following the closing of the Merger, subject in each case to the continued employment of Messrs. Reich and Letonoff, respectively, through such date in the same (or a substantially similar) role at KnowBe4. Additionally, the Retention Bonuses will not be vest unless (i) the Merger closes in either calendar year 2022 or 2023 and (ii) Messrs. Reich and Letonoff, respectively, continue to comply with their confidentiality obligations. Notwithstanding the foregoing, if KnowBe4 terminates the employment of Mr. Reich or Mr. Letonoff without cause, then the unvested portion of his Retention Bonus will fully vest and be payable within 60 days following such termination of employment, subject to his execution and non-revocation of a general release of claims in favor of KnowBe4.
The foregoing description of the Retention Bonuses is qualified in its entirety by reference to the full text of the Form Retention Bonus Letter, a copy of which is attached as Exhibit 10.2 and is incorporated by reference.
Item 8.01 Other Events.
The completion of the Merger is conditioned upon, among other things, the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The applicable waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on November 25, 2022.
The completion of the Merger remains subject to other customary closing conditions, including the adoption of the Merger Agreement by KnowBe4’s stockholders. KnowBe4 continues to expect the Merger to close in 2023.

Additional Information and Where to Find It
KnowBe4 has filed a preliminary proxy statement in connection with special meeting of stockholders (the “Special Meeting”) related to the pending acquisition of KnowBe4 (the “Transaction”). Prior to the Special Meeting, KnowBe4 will furnish a definitive proxy statement to its stockholders, together with a proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of KnowBe4’s stockholders in respect of the Special Meeting is available in KnowBe4’s preliminary proxy statement.
Stockholders may obtain, free of charge, KnowBe4’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of KnowBe4’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Special Meeting will also be available, free of charge, at KnowBe4’s investor relations website (https://investors.knowbe4.com) or by emailing IR@knowbe4.com.
Forward-Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction. Such forward looking statements are subject to inherent risks and uncertainties, including those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that KnowBe4’s stockholders do not approve the Merger Agreement; the occurrence of any event, change or other circumstances that could result in the Merger Agreement being terminated or the Merger not being completed on the terms reflected in the Merger Agreement, or at all, and the risk that the Merger Agreement may be terminated in circumstances that require KnowBe4 to pay a termination fee; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to KnowBe4’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that KnowBe4 files with the SEC, including KnowBe4’s Annual Report on Form 10-K filed with the SEC on March 10, 2022 and Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2022, August 4, 2022 and November 14, 2022, each of which may be obtained on the investor relations section of KnowBe4’s website (https://investors.knowbe4.com). If any of these risks or uncertainties materialize, or if any of KnowBe4’s assumptions prove incorrect, KnowBe4’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to KnowBe4 as of the date of this communication, and KnowBe4 does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits

Exhibit No.	Description
10.1*#	Support Agreement, dated as of December 8, 2022, by and between KnowBe4, Inc. and Kevin Mitnick, as trustee of the Kevin Mitnick Family Trust dated 8/31/20, by and on behalf of such trust
10.2	Form of Retention Bonus Letter
104	Cover Page Interactive Data File (formatted as Inline XBRL)
________________________________________________________
* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). KnowBe4 will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
# Certain confidential portions of this exhibit were omitted by means of marking portions with brackets and asterisks because the identified confidential portions constituted personally identifiable information that is not material.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KnowBe4, Inc.
Dated: December 8, 2022
	By:	/s/ Robert Reich
Robert Reich
Chief Financial Officer
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